                                                                 Exhibit 10.4

                                    L E A S E

         THIS LEASE, made as of the 1st day of November, 1997, between EDWIN
F. HALE, SR., (hereinafter called "Lessor"), and FIRST MARINER BANK, a Maryland banking corporation (hereinafter called "Lessee").

                              W I T N E S S E T H:

         That for and in consideration of the payment by Lessee of the rent and other charges hereinafter reserved and the performance by Lessee of the covenants and agreements hereinafter agreed to be performed by Lessee, and in accordance with all of the provisions hereinafter set forth, Lessor does hereby let and demise unto Lessee and Lessee does hereby take and hire from Lessor, the following described real property (hereinafter called "Leased Premises"):

         The entire building known as 1801 S. Clinton Street, Baltimore, Maryland, saving and excepting the excluded office space shown on Exhibit "A." (the Leased Premises and the excluded office space are more particularly described or shown on Exhibit "A" attached hereto and made a part hereof) together with the land and any parking areas, walkways, landscaped areas, fixtures and equipment servicing the real property and located thereon and therein and with all the rights, easements and appurtenances thereto or therewith usually held and enjoyed, for a term of five (5) years beginning November 1, 1997 (the "Commencement Date") and ending October 31, 2002 (subject to the extension option set forth herein), at a rent of Five Hundred Sixty Six Thousand Nine Hundred and Eighty Eight Dollars ($566,988) per year, in equal monthly installment of Forty Seven Thousand Two Hundred Forty Nine and 00/100 Dollars

($47,249.00) in advance, without notice, on or before the first day of each month during the term of this Lease.

         Notwithstanding the foregoing, Tenant shall have the right to expand the Leased Premises as hereinafter set forth.

         This Lease is made upon the foregoing and following agreements, covenants, and conditions, all and every one of which Lessor and Lessee agree to keep and perform:

1.       USE OF LEASED PREMISES:

         Lessee will use and occupy the Leased Premises for its General Office, retail banking and any ancillary purpose. Lessee will comply with any and all laws, ordinances, rules, orders, and regulations of any governmental authority which are applicable to the conduct of Lessee's business on the Leased Premises; provided, however that Lessee shall not hereby be under any obligation to make any structural changes in or alterations to the Leased Premises.

         Lessor hereby warrants that the Leased Premises are in compliance with all applicable laws, ordinances, rules, orders and regulations of any governmental authority or regulatory body with jurisdiction thereof or any applicable insurance rating agency and that there is no asbestos in the Building or the Leased Premises.

2.       TAXES AND ASSESSMENTS:

         Lessor shall pay, prior to delinquency, all real estate taxes assessments and charges which are levied, imposed, or assessed upon or against the Leased Premises. If Lessor shall fail to pay any such taxes, assessments or charges prior to delinquency, Lessee shall have the right to pay same and to deduct from any rent which may then or thereafter be due all amounts expended by Lessee in making such payment.

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3.       UTILITY CHARGES AND SERVICES:

         Lessee shall pay for all utility services including, but not limited to, sewage disposal, electricity, water, gas or other fuel required to operate and maintain the Leased Premises.

         Lessee shall pay to Lessor all charges for sewage disposal, janitorial services, water and gas or other fuel consumed by it upon the Leased Premises which are separately metered. Lessor shall be responsible to provide or arrange for the installation and maintenance of such separate meters to the extent it so desires or is practical.

4.       INSURANCE:

         (a) Lessor shall procure and maintain all insurance which Lessor deems necessary for Lessor's protection against loss or damage to the Leased Premises including loss by fire or other hazard or any other property of Lessor situated thereon.

         (b) Lessee shall procure and maintain all insurance which Lessee deems necessary for its protection against loss of or damage to any of its personal property situated in the Leased Premises.

         (c) Nothing contained in the Lease shall be construed to require either party to repair, replace, reconstruct, or pay for any property of the other party which may be damaged or destroyed by fire, flood, windstorm, earthquake, strikes, riots, civil commotions, acts of public enemy, acts of God, or other casualty, and each party hereby waives, on behalf of itself and its insurer, all rights of subrogation and claims against the other for all loss or damage arising out of perils normally insured against by standard fire and extended coverage insurance.

5. MAINTENANCE AND REPAIRS:

         (a) Except for such maintenance, repairs, and replacements as are necessitated by the negligence of Lessor, Lessee shall perform any and all alterations, maintenance, repairs, and

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replacements which may be necessary, or required by any law, order or other regulation of any governmental authority, to maintain the Leased Premises and Lessor's fixtures and equipment located thereon in good, safe and tenantable condition.

         (b) Lessee shall be responsible for repairs to the excluded office space.

         (c) Lessor shall have the right to enter upon the Leased Premises from time to time during regular business hours in order to inspect the same and to perform any maintenance, repairs, and replacements which it is required to make under the provisions of this Lease, but this right shall be exercised in such manner as to not interfere with Lessee's use and enjoyment of the Leased Premises, and shall be subject to any and all laws, orders, or regulations of the United States Government, the State of Maryland or any department or agency thereof, which may at any time apply to Lessee's use of the Leased Premises.

         (d) Lessor shall maintain and keep in good repair and condition the exterior and structural elements of the Leased Premises, including the roof and structure and the electrical, air conditioning, heating and plumbing systems on the Leased Premises, except for such maintenance, repairs, and replacements as are necessitated by the negligence of Lessee, its servants, agents, or employees. Lessor shall perform any and all alterations, maintenance, repairs and replacements, which may be necessary to maintain the Leased Premises and Lessee's fixtures and equipment in good, safe and tenantable condition. Lessor shall be responsible for snow removal of the Leased Premises and maintaining adequate outside lighting.

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6.       DAMAGE OR DESTRUCTION OF PREMISES:

         (a) If, during the term of this Lease, the Leased Premises is damaged by fire, flood, windstorm, strikes, riots, civil commotions, acts of public enemy, acts of God or other casualty so that the same are rendered wholly unfit for occupancy, and if said Leased Premises cannot be repaired within sixty (60) days from the time of such damage, then this Lease, at the option of Lessee or Lessor, may be terminated as of the date of such damage and any insurance proceeds shall be paid to Lessor. In the event Lessee elects to terminate this Lease, the Lessee shall pay the rent apportioned to the time of damage and shall immediately surrender the Leased Premises to Lessor who may enter upon and repossess the same and Lessee shall be relieved from any further liability hereunder. If the Lessee does not elect to terminate the Lease or if any damage by any of the above casualties, rendering the Leased Premises wholly unfit, can be repaired within one hundred twenty (120) days thereafter, Lessor agrees to repair such damage promptly and this Lease shall not be affected in any manner except that the rent shall be suspended and shall not accrue from the date of such damage until such repairs have been completed.

         (b) If said Leased Premises shall be so slightly damaged by any of the above casualties as not to be rendered wholly unfit for occupancy, Lessor shall repair the Leased Premises promptly and during the period from the date of such damage until the repairs are completed the rent shall be apportioned so the Lessee shall pay as rent an amount which bears the same ratio to the entire monthly rent as the portion of the Leased Premises which Lessee is able to occupy without disturbance during such period bears to the entire Leased Premises.

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         (c) If the damage by any of the above casualties is so slight that
Lessee is not disturbed in Lessee's possession and enjoyment of the Leased Premises, then Lessor shall repair the same promptly and in that case the rent and other charges accrued or accruing shall not abate.

7.       ACTION OF PUBLIC AUTHORITIES:

         In the event that any exercise of the power of eminent domain by any governmental authority, Federal, State, County or Municipal, or by any other party vested by law with such power shall at any time prevent the full use and enjoyment of the Leased Premises by Lessee for the purposes set forth in
Section 1, Lessee shall have the right thereupon to terminate this Lease. In the event of such action both Lessor and Lessee shall have the right to claim, recover, and retain from the governmental authority or other party taking such action the damages suffered by them respectively as a result of such action.

8.       IMPROVEMENTS BY LESSEE:

         Lessee shall have the right to make such alterations, additions, or improvements in or to the Leased Premises as it shall consider necessary or desirable for the conduct of its business, subject to approval of Lessor in advance which approval shall not be unreasonably withheld or delayed, provided that all such work is done in a good and workmanlike manner, and the structural integrity of any building shall not be impaired, and that no liens shall attach to the Leased Premises by reason thereof. Upon the termination of this Lease such alterations, additions, or improvements shall, at the option of the Lessee, (1) become the property of Lessor, or (2) be removed by the Lessee provided that any part of the Leased Premises affected by such removal shall be restored to its original condition, reasonable wear and tear excepted.

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9.       IMPROVEMENTS BY LESSOR:  Intentionally omitted.

10.      FIXTURES AND SIGNS:

         (a) Lessee shall have the right to install in or place on the Leased Premises such fixtures, machines, tools, or other equipment (including but not limited to trade fixtures, lighting fixtures, water coolers, and air conditioning equipment) as it may choose. Such fixtures, machines, tools, or other equipment shall at all times remain the personal property of Lessee regardless of the manner or degree of attachment thereof to the premises and may be removed at any time by Lessee whether at the termination of this Lease or otherwise, provided, however, that Lessee shall make reasonable restoration of the Leased Premises in the event that any substantial damage is done thereto in the removal of such property.

         (b) Lessee shall have the right to install or erect on the Leased Premises or affix to the Building which is a part of the Leased Premises, such signs as it may deem necessary or appropriate to advertise its name and business subject to prior approval of Lessor which consent shall not be unreasonably withheld or delayed.

11. LIABILITY AND INDEMNITY:

         (a) Except as otherwise provided in Section 4(c) (Insurance) herein, Lessee shall be liable for any injury to or death of persons and for any loss of or damage to property caused by the negligent acts or omissions of its agents, employees, or invitees, or caused by Lessee's failure to perform the maintenance, repairs, and replacements required to be performed by it under the provisions of Section 5 (Maintenance and Repairs) or to perform any other obligation of Lessee under this lease. Lessee shall indemnify and save Lessor harmless against any and all liabilities, claims, demands, actions, costs, and expenses which may be sustained by Lessor by reason of any of the causes for which Lessee is liable pursuant to this subsection (a).

         (b) Except as otherwise provided in Section 4(c) (Insurance) herein, Lessor shall be liable for any injury to or death of persons and for any loss of or damage to property caused by the negligent acts or omissions of its agents, employees or invitees, or caused by Lessor's failure to perform the maintenance, repairs, and replacements required to be performed by it under the provisions of Section 5 (Maintenance and Repairs) or to perform any other obligation of Lessor under this lease. Lessor shall indemnify and save Lessee harmless against any and all liabilities, claims, demands, actions, costs, and expenses which may be sustained by Lessee by reason of any of the causes for which Lessor is liable pursuant to this subsection (b).

12. DEFAULT:

         (a) If Lessee shall fail to pay any rent to Lessor when the same is due and payable under the terms of this Lease and such default shall continue for a period of ten (10) days after written notice thereof has been given to Lessee by Lessor, or if the Lessee shall fail to perform any other duty or obligation imposed upon it by this Lease and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Lessee by Lessor, and Lessee has not commenced diligently to correct such default and thereafter has not diligently pursued such correction to completion, or it the Lessee shall be adjudged bankrupt, or shall make a general assignment for the benefit of its creditors, or if a receiver of any property of Lessee in or upon the Leased Premises be appointed in any actions, suit, or proceeding by or against Lessee and such appointment shall not be vacated or annulled within sixty (60) days, or if the interest of Lessee in the Leased Premises shall be sold under execution or other legal process, then and in any such event Lessor shall have the right to enter upon the premises and again have, repossess, and enjoy the same as if this Lease had not been made, and thereupon this Lease shall terminate without prejudice, however, to the right of Lessor to recover from Lessee all rent due and unpaid up to the time of such re-entry. In the event of any such default and reentry, Lessor shall have the right to relet the Leased Premises for the remainder of the then existing term whether such term be the initial term of this Lease or any renewed or extended term, for the highest rent then obtainable, and to recover from Lessee the difference between the rent reserved by this Lease and the amount obtained through such reletting plus the costs and expenses reasonably incurred by Lessor in such reletting and in addition thereto Lessor shall have all rights and remedies available to Lessor under applicable Law.

         (b) If Lessor shall fail to perform any duty or obligation imposed upon it by this Lease and such default shall continue for a period of thirty
(30) days after written notice thereof has been given by Lessee, (or such shorter period as is reasonable in case of emergency or other circumstances), provided that if such default cannot be reasonably corrected within thirty
(30) days and Lessor has not commenced diligently to correct such default within such thirty (30) day period and thereafter has not diligently pursued such correction to completion, then and in such event Lessee may, at its option, terminate this Lease without prejudice to its right to recover appropriate damages or pursue any other remedy available at law or equity. Upon termination of this Lease pursuant to this provision, all obligations of Lessee arising under this lease, including payment of rent, shall cease.

13.      ASSIGNMENT AND SUBLETTING:

         Lessee shall have the right to assign the Lease or to sublet the Premises or any part thereof with the consent of Lessor which consent shall not be unreasonably withheld or delayed, provided, however, that no such assignment or subletting shall relieve Lessee from its duty to perform fully all of the agreements, covenants, and conditions set forth in this lease. Notwithstanding the foregoing, Lessee may, without Lessor's consent, permit any affiliates of Lessee to use any portion of the Leased Premises.

14.      HAZARDOUS MATERIALS:

         Lessee, at its sole cost and expense, may at its option conduct an environmental assessment of the Leased Premises prior to occupying the building. In the event that any oil, pollutant, toxic, or hazardous substance or other substances or wastes of any kind including, but not limited to, hazardous waste as that term is defined in the Resource Conservation and Recovery Act (RCRA) or hazardous substance as that term is defined in the Comprehensive Environmental Response and as that term is defined in the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), are found, or suspected to be present on or near the Leased Premises, Lessee shall have the right, at its sole discretion, to cancel and terminate this Lease by giving written notice thereof to the Lessor.

         Lessor shall indemnify and hold harmless Lessee from and against any claims, demands, or losses resulting from or arising out of the presence of any hazardous substance, oil or petroleum product or residue, or any other substance or material actionable under federal, state or local law, regulation or ordinance, present on, in or under the Leased Premises prior to Lessees occupancy.

15.      TITLE:

         Lessor covenants and warrants that it has lawful title and right to make this Lease, that it will maintain Lessee in full and exclusive possession of the Leased Premises and that, if Lessee shall pay the rent and perform all of the agreements, covenants required by this Lease to be performed by it,

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Lessee may freely, peaceably and quietly occupy and enjoy the Leased Premises without molestation or hindrance, lawful or unlawful, of any person whomsoever,

16.      RENEWAL AND EXTENSION:

         Lessee shall have the option to renew and extend the term of the Lease for a period of five (5) years beginning upon the expiration of the initial term, provided that Lessee, at least ninety (90) days prior to the expiration of the initial term, gives Lessor written notice of its intention to exercise such option.

         Any such renewed and extended term shall be at the annual rent of Five Hundred Sixty Six Thousand Nine Hundred and Eighty Eight Dollars ($566,988) and shall otherwise be subject to all of the agreements, covenants and conditions set forth in this Lease.

17.      SURRENDER.

         When the Lease shall terminate in accordance with the terms hereof, Lessee shall quietly and peaceably deliver up possession to Lessor without notice from Lessor other than as may be specifically required by any provision of this Lease. Lessor and Lessee expressly waive the benefit of all laws now or hereafter in force requiring notice for either party with respect to termination. Lessee shall deliver up possession of the Leased Premises in as good order, repair, and condition as the same are in at the beginning of the term of this Lease except for reasonable wear and tear and loss, damage, or destruction caused by fire, flood, windstorm, earthquake, strikes, riots, civil commotions, acts of public enemy, acts of God, or other casualty, or caused by negligence of Lessor, its agents, employees or invitees.

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18.      NOTICES:

         (a) Any notice or demand required by the provisions of the Lease to be given to Lessor shall be deemed to have been given adequately if sent by Registered or Certified Mail, Return Receipt Requested, to Lessor at the following address:

                             1801 S. Clinton Street
                         Baltimore, Maryland 21224-5800
                             Attn: Edwin F Hale, Sr.

         (b) Any notice or demand required by the provisions of this Lease to be given to Lessee shall be deemed to have been given adequately if sent by Registered or Certified Mail, Return Receipt Requested, to Lessee at the following address:

                           1801 S. Clinton Street
                       Baltimore, Maryland 21224-5800
                           Attn:  General Counsel

         (c) Either party shall have the right to change its address as above designated by giving to the other party fifteen (15) days notice of its intention to make such change and of the substituted address at which any notice or demand may be directed to it.

19. SUBORDINATION/NON-DISTURBANCE:

         Lessee agrees that the Lease shall be subordinate to any mortgage, trust deed or ground Lease that is now on or may hereafter be placed upon the demised premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the rights of Lessee as set forth herein shall not be affected in the event of foreclosure or sale resulting in lieu or as a result thereof so long as Lessee is not in default under the terms hereof. If there is a mortgage, trust deed or ground Lease already filed or in effect as of the execution of this lease, Lessor hereby covenants and agrees to secure a non-disturbance agreement form the applicable mortgagee(s), trustee(s) or ground lessor(s) who has a superior claim to the Leased Premises and the real property of which it is a part in a form reasonably satisfactory to Lessee. Failure to secure such non-disturbance agreement within thirty (30) days of execution hereof shall be grounds for Lessee to, at its option, declare this Lease null and void. In the event of any mortgagee or trustee electing to have the within Lease a prior lien to its mortgage or deed of trust, then and in such event, upon such mortgage or trustee notifying Lessee to the effect, this Lease shall be deemed prior in lien to said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed.

20.      CHANGES, MODIFICATIONS OR AMENDMENTS:

         This agreement may not be changed, modified, discharged or terminated orally or in any other manner than by an agreement mutually signed by the parties hereto or their respective successors and assigns.

21.      COVENANTS TO BIND RESPECTIVE PARTIES:

         The Lease, and all of the agreements, covenants, and conditions contained herein shall be binding upon Lessor and Lessee and upon their respective heirs, executors, administrators, successors, and assigns.

22.      TERMINATION RIGHT:

         A. Notwithstanding any other provisions contained in this Lease, in the event the Lessee is closed or taken over by the banking authority, of the State of Maryland, or other bank supervisory authority, the Lessor may terminate the Lease only with the concurrence of such banking authority or other bank supervisory authority and any such authority shall in any event have the election either to continue or to terminate the Lessee; provided, that in the event this Lease is terminated, the maximum claim of Lessor for damages or indemnity for the injury resulting from the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the Leased Premises to the Lessor, or the date of re-entry of the Lessor.

         B. In the event that Edwin F. Hale, Sr., Lessor, shall have less that twenty percent (20%) ownership in shares of stock in First Mariner Bank or its parent corporation, Lessor shall the right to terminate this lease by giving thirty (30) days prior written notice.

23.      Termination of Earlier Lease:

         The undersigned parties expressly declare that the lease agreement dated July 1, 1995 has been terminated and all of the rights, responsibilities and obligations under the July 1, 1995 lease are hereby null and void.

24.      WHOLE AGREEMENT:

         The whole and entire agreement of the parties is set forth in this Agreement and the parties are not bound by any agreements, understandings or conditions otherwise than as expressly set forth and stipulated hereunder.

         IN WITNESS WHEREOF, LESSOR and LESSEE have caused these presents to be executed by their duly authorized officers and have caused their respective corporate seals to be hereto affixed, all as of the day and year first above written.

ATTEST:



/s/ illegible                            By /s/ Edwin F. Hale, Sr.      (SEAL)
----------------------------                ----------------------------
                                            EDWIN F. HALE, SR., Lessor



ATTEST:                                  FIRST MARINER BANK,
                                         a Maryland banking corporation, Lessee



/s/ illegible                            By /s/ George H. Mantakos      (SEAL)
----------------------------                ----------------------------
                                            Name George H. Mantakos
                                            Title President

         The undersigned joins in this Lease for the purpose of acknowledging
Section 23 hereof.

ATTEST:                                HALES TRANS INC., formerly known as
                                       Hale Intermodal Transport Co.


                                         By:                            (SEAL)
----------------------------                ----------------------------
                                            Name:
                                                 -----------------------
                                            Title:
                                                  ----------------------